UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 1, 2010

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 536-1014

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

Goldrich Mining Company (the “Company”) on October 1, 2010 announced the closing of a private placement where the Company issued units for net proceeds of $1,231,780.

The Company issued a total of 4,105,998 Units, at a price of $0.30 per Unit, each Unit consists of one share of common stock and one-half common stock purchase warrant. Each whole warrant is exercisable to purchase one additional common share at $0.55 per share for a period of two years following the date of issue. In the event that the common shares trade at a weighted volume average price of greater than $0.80 per share for a period of 20 consecutive trading days at any time following the issuance of the warrants, the Company may, in its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof and in such case the warrants will expire on the 20th business day after the date on which such notice is given by the Company.  The Company granted resale registration rights to such investors. The Company had previously announced the issuance of 695,000 of these units on April 1, 2010, for gross proceeds of $208,500.

A cash commission in the amount of 7% of the aggregate subscription amounts and warrants to purchase shares of common stock of the Company equal to 10% of the proceeds raised at each closing divided by the price of the common stock at the time of each closing are payable to qualified arm’s length finders in connection with the private placement. All warrants will be exercisable at a price equal to the then current market price of the common shares in compliance with FINRA and applicable federal and state security laws. The warrants will expire on the second anniversary of their issuance. Further, the warrants shall be non-transferable and in the event that the common stock trades at a closing price of greater than $0.80 per share for a period of 20 consecutive days, Goldrich may, at its sole discretion, accelerate the expiration date of the warrants by giving written notice to the holders thereof within 10 business days of the occurrence thereof and in such case the warrants will expire on the 20th business day after the date on which such notice is given by the Company.

The Units were issued to “accredited investors” (as defined in Rule 501(a) of Regulation D) in private placement transactions pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.3

Form of Unit Subscription Agreement, filed with Form 8-K on April 1, 2010

10.4

Form of Class F Warrant, filed with Form 8-K on April 1, 2010

99.1

Press Release dated October 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: October 14, 2010	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer